UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2019

PIVOT PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	333-161157	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West 6th Avenue, Vancouver, British Columbia, Canada	V6H 1A6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (514) 943-1899

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Effective May 15, 2019, we closed a private placement for an aggregate of 46,132,000 units, consisting of one common share and one share purchase warrant, at price of CDN$0.25 per unit, for gross proceeds of CDN$11,533,000. Each share purchase warrant entitles the holder to purchase one common share at a price of CDN$0.35 per share and has an expiry term of two (2) years. In connection with this private placement, we issued 46,132,000 common shares and 46,132,000 share purchase warrants to thirteen (13) non U.S. persons (as that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, and two (2) U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), relying upon Rule 506 of Regulation D of the Securities Act of 1933.

On May 16, 2019, we extinguished, in full, our outstanding convertible debentures totaling CDN$2.75 million through the issuance of 595,238 common shares pursuant to the conversion of CDN$250,000 of the convertible debentures and the repayment of the remaining C$2.5 million in cash. In connection with the conversion of the convertible debentures, we issued 595,238 common shares to two (2) non U.S. persons (as that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIVOT PHARMACEUTICALS INC.

Date: May 21, 2019	/s/ Patrick Frankham
Patrick Frankham
Chief Executive Officer

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